EXHIBIT 99.1

     Citrix Reports Record Second Quarter Revenue of $334 Million

            Year-over-year Quarterly Revenue Growth of 21%

             Year-over-year Product License Growth of 16%

    FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--July 18, 2007--Citrix Systems, Inc. (Nasdaq:CTXS), the global leader in application delivery infrastructure, today reported quarterly revenues and other financial information for the second quarter of fiscal 2007 ended June 30, 2007.

    Operational Highlights

    In the second quarter of fiscal 2007, Citrix achieved revenue of $334 million, compared to $275 million in the second quarter of fiscal 2006, representing 21 percent revenue growth.

    In the second quarter of fiscal 2007, total cost of revenues and operating expenses - which include cost of product license and services revenues, research and development, sales, marketing and support, general and administrative and amortization of intangible assets was approximately $268 million. This amount includes amortization expense of approximately $10 million and approximately $3 million in accounting, legal, and tax fees related to the voluntary stock option review. Other income was approximately $12.5 million. Due to the voluntary stock option review, costs and expenses reported today do not include any stock-based compensation expense.

    "I'm very pleased with our second quarter results," said Mark Templeton, president and chief executive officer for Citrix. "We capped a great first half of the year with record $334 million of revenue in the second quarter, and $642 million for the first half -- growing 21 percent and 20 percent, respectively.

    "The combination of our results, strong market traction, and the relevancy of Application Delivery Infrastructure to our customers, fuels my optimism for the rest of the year."

    Stock Option Review

    On June 13, 2007, the company announced the findings of its voluntary review into Citrix's historical stock option granting practices and related accounting. As a result of the voluntary review and as previously announced, the company intends to restate its issued financial statements and reports for fiscal years 2004 and 2005 and for the interim quarterly periods for 2005 and 2006 to reflect the additional non-cash stock-based compensation expense and related tax effects that should have been recorded with respect to stock option grants whose accounting measurement dates are being revised. After completion of its investigation, the Audit Committee of the company's Board of Directors concluded that there was no intentional wrongdoing by any current executive of the company in connection with the company's stock option grants and procedures during the period under review (1996-2006).

    The company also announced its decision to consult with the Office of Chief Accountant ("OCA") of the Securities and Exchange Commission. Because of the pending OCA consultation, the company has not yet determined conclusively the amount of additional non-cash compensation expense to be recorded or the resulting tax impact and today is not providing full GAAP or non-GAAP financial statements for the second quarter of fiscal 2007.

    Citrix intends to file its Annual Report on Form 10-K for the year ended December 31, 2006 containing the required restatements of its financial statements as soon as practicable after the completion of the OCA consultation process. The company will release full second quarter financial statements in a press release at that time.

    Today the company also announced that the Nasdaq Listing Qualifications Panel, subject to certain conditions, has granted the company a further extension of time until August 30, 2007 in which to file its Annual Report on Form 10-K for the year ended December 31, 2006 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, all required restated and other financial statements for previous periods, and to otherwise meet all necessary listing standards of the Nasdaq Global Select Market. During the extension period, the company's common stock will continue to be listed on the Nasdaq Global Select Market.

    Q2 Financial Highlights

    In reviewing the second quarter of 2007, compared to the second quarter of 2006:

    --  Product license revenue increased 16 percent;

    --  Revenue from license updates grew 18 percent;

    -- Online services contributed $52 million of revenue, up 47 percent;

    -- Technical services revenue, which is comprised of consulting, education and technical support, grew 22 percent;

    -- Deferred revenue totaled $395 million, compared to $311 million on June 30, 2006;

    -- There was no stock repurchase activity during the quarter due to the voluntary stock option review. Citrix has over $330 million remaining under the current repurchase authorization.

    Financial Outlook for Third Fiscal Quarter 2007

    Citrix management expects to achieve the following results during the third fiscal quarter 2007 ending September 30, 2007. As a result of the voluntary stock option review, Citrix is not providing earnings per share guidance at this time.

    -- Net revenue is expected to be in the range of $335 million to $343 million, compared to $278 million in the third quarter of 2006.

    -- Total cost of revenues and operating expenses in the third quarter are expected to be in a range of approximately $266 million to $272 million. Included in the third quarter outlook are amortization expenses in the range of $10 million to $11 million and $2 million for accounting, legal, and tax fees related to the voluntary stock option review. This estimate of third quarter spending does not take into account any stock-based compensation expense or other charges likely to result from the voluntary stock option review.

    The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

    Financial Outlook for Fiscal Year 2007

    Citrix management expects to achieve the following results for the fiscal year 2007:

    -- For fiscal year 2007, the company expects net revenue to be in the range of $1.340 billion to $1.360 billion, compared to $1.13 billion in fiscal year 2006. The company expects total cost of revenues and operating expenses to be in the range of $1.066 billion to $1.076 billion. Included in the fiscal year 2007 outlook is amortization expenses in the range of $41 million to $42 million, a $1.2 million write-off of in-process research and development related to the closing of the Ardence acquisition and $11 million for accounting, legal, and tax fees related to the voluntary stock option review. This estimate of fiscal year 2007 spending does not take into account any stock-based compensation expense or other charges likely to result from the voluntary stock option review.

    The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

    Company, Product and Alliance Highlights

    During the second quarter of 2007, Citrix:

    -- Was positioned by Gartner, Inc. in the leaders quadrant of the "Magic Quadrant for Application Delivery Products, 2007".

    -- Introduced Citrix Desktop Server(TM) 1.0 allowing IT organizations to deliver desktops as a service over the network and marking the company's entrance into the burgeoning virtual desktop market.

    -- Unveiled Citrix(R) NetScaler(R) 8.0, the first web application delivery controller in the industry to integrate web application firewall, SSL VPN and end-user experience monitoring to improve the delivery of today's increasingly complex web applications.

    -- Won two awards from the Software & Information Industry Association's (SIIA) CODiE Awards in the Best Data Security Solution and Best Identity Management Solution categories for Citrix Password Manager(TM), now an integrated component of Citrix Presentation Server, Platinum Edition, the company's flagship Windows application delivery controller.

    -- Broadened its application delivery management capabilities with Citrix EdgeSight(TM) 4.5, a leading application performance monitoring solution, and the all-new Citrix
        EdgeSight(TM) for Load Testing, a powerful load- and regression-testing solution that substantially increases IT's ability to ensure a stable and predictable application delivery environment.

    -- Posted quarter-over-quarter market share gains for the Citrix(R) NetScaler(R) web application delivery product line according to a new report from Gartner titled, "Market Share:
        Application Acceleration Equipment, Worldwide, 1Q07".

    -- Debuted Citrix GoToAssist 8.0 redefining the support experience with a new collaborative platform.

    Conference Call Information

    Citrix will host a conference call today at 4:45 p.m. EDT to discuss its financial information, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

    The conference call may also be accessed by dialing: 888-799-0519 or 706-634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate Web site at http://www.citrix.com/investors for approximately 30 days. In addition, an audio replay of the conference call will be available through July 20, 2007, by dialing 800-642-1687 or 706-645-9291 (passcode required: 6242204).

    About Citrix

    Citrix Systems, Inc. (Nasdaq:CTXS) is the global leader and the most trusted name in application delivery infrastructure. More than 200,000 organizations worldwide rely on Citrix to deliver any application to users anywhere with the best performance, highest security and lowest cost. Citrix customers include 100% of the Fortune 100 companies and 98% of the Fortune Global 500, as well as hundreds of thousands of small businesses and prosumers. Citrix has approximately 6,200 channel and alliance partners in more than 100 countries. Annual revenue in 2006 was $1.1 billion.

    For Citrix Investors

    This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by management, statements concerning the company's voluntary stock option review, the statements contained in the Financial Outlook for Third Quarter 2007, Financial Outlook for Fiscal Year 2007 and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the risks summarized in the immediately succeeding paragraph and the following: the success and growth of the company's product lines; the company's product concentration and its ability to develop and commercialize new products and services; the success of investments in its product groups, foreign operations and vertical and geographic markets; Citrix's and Microsoft's ability to develop and market a multi-function Citrix branch office appliance; the company's ability to successfully integrate the operations and employees of acquired companies, and the possible failure to achieve or maintain anticipated revenues and profits from acquisitions; the company's ability to maintain and expand its core business in large enterprise accounts; the company's ability to attract and retain small-sized customers; the size, timing and recognition of revenue from significant orders; the effect of new accounting pronouncements on revenue and expense recognition; the company's reliance on and the success of the company's independent distributors and resellers for the marketing and distribution of the company's products and the success of the company's marketing and licensing programs; intellectual property litigation; increased competition; changes in the company's pricing policies or those of its competitors; management of operations and operating expenses; charges in the event of the impairment of assets acquired through business combinations and licenses; the management of anticipated future growth and the recruitment and retention of qualified employees; competition and other risks associated with the market for our Web-based access, training and customer assistance products and appliance products; as well as risks of downturns in economic conditions generally; political and social turmoil; and the uncertainty in the IT spending environment; and other risks detailed in the company's filings with the Securities and Exchange Commission ("SEC"). Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

    There can be no assurance that the finalization of the review by the company's Audit Committee of the company's historical stock option granting practices and the related accounting will not result in adjustments to the financial information for the second quarter ended June 30, 2007 released today. In addition, the finalization of the review and its conclusions has and may continue to require additional expenses to be recorded, adversely affect the company's ability to file required reports with the SEC on a timely basis and adversely impact the company's ability to meet the requirements of the Nasdaq Global Select Market for continued listing of its shares; and may adversely impact management's conclusions on the effectiveness of its internal control over financial reporting and disclosure controls and procedures, result in claims and proceedings relating to such matters, including shareholder litigation and actions by the SEC and/or other governmental agencies, and negative tax, costs related to the remediation of certain tax-related liabilities or other implications for the company resulting from any accounting adjustments or other factors.

    Citrix(R), NetScaler(R), GoToMyPC(R), Ardence(R), RTX(R), Citrix Desktop Server(TM), Citrix Presentation Server(TM), Citrix Application Gateway(TM), Citrix Access Gateway(TM) and GoToWebinar(TM) are trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.


                         CITRIX SYSTEMS, INC.
                      SELECTED FINANCIAL METRICS

             Selected Consolidated Net Revenue Line Items
                     (In thousands -- unaudited)

                                           Three Months  Three Months
                                               Ended         Ended
                                           June 30, 2007 June 30, 2006
Revenues:
     Product licenses                           $136,587      $117,799
     License updates                             118,163        99,750
     Online services                              51,810        35,128
     Technical services                           27,804        22,791
                                           ---------------------------
            Total net revenues                  $334,364      $275,468


          Selected Consolidated Cost of Revenues Line Items
                     (In thousands -- unaudited)

                                           Three Months  Three Months
                                               Ended         Ended
                                           June 30, 2007 June 30, 2006
                                           ---------------------------
Cost of revenues (1):
   Cost of product license revenues               $9,846        $8,116
   Cost of services revenues                      15,006        11,034
   Amortization of product related
    intangible assets                              6,656         4,585


          Selected Consolidated Operating Expense Line Items
                     (In thousands -- unaudited)

                                           Three Months  Three Months
                                               Ended         Ended
                                           June 30, 2007 June 30, 2006
                                           ---------------------------
Operating expenses (1):
    Research and development                     $44,721       $33,499
    Sales, marketing and support                 135,360       111,131
    General and administrative                    52,610        37,695
    Amortization of other intangible assets        3,651         4,150


           Selected Consolidated Income Statement Line Item
                     (In thousands -- unaudited)

                                           Three Months  Three Months
                                               Ended         Ended
                                           June 30, 2007 June 30, 2006
                                           ---------------------------
Other income, net                                $12,508       $10,340


            Selected Consolidated Balance Sheet Line Items
                     (In thousands -- unaudited)

                                              June 30,    December 31,
                                                2007          2006
                                            --------------------------
Total cash equivalents and investments
 (including restricted cash equivalents &
 investments)                                    $991,382     $807,196
Accounts receivable, net                         $177,418     $204,974
Total deferred revenue                           $394,690     $356,288


    (1) -- Due to the voluntary stock option review, cost of revenues and operating expenses presented above and under the caption Operational Highlights do not include any stock-based compensation expense and may be considered non-GAAP financial measures as defined by the Securities and Exchange Commission's Regulation G. The GAAP financial measure most directly comparable to each potential non-GAAP financial measure used above and under the caption Operational Highlights and a reconciliation of the differences between each such potential non-GAAP financial measure and the comparable GAAP financial measure cannot be provided by Citrix at this time because the voluntary stock option review, among other things, makes such information with respect to stock-based compensation expense unavailable. Until the completion of the voluntary stock option review, Citrix intends to use cost of revenues and operating expenses as presented above for internal reporting and forecasting purposes and to evaluate the company's performance. Citrix has provided cost of revenues and operating expenses as presented above because it believes that these financial measures provide useful information to certain investors and financial analysts during the pendency of the Audit Committee's voluntary stock option review. Citrix will release GAAP cost of revenues and operating expenses for the second quarter ended June 30, 2007 upon completion of the company's consultation with the OCA.


    CONTACT: Citrix Systems, Inc., Fort Lauderdale
             For media inquiries, contact:
             Eric Armstrong, 954-267-2977
             eric.armstrong@citrix.com
             or
             For investor inquiries, contact:
             Eduardo Fleites, 954-229-5758
             eduardo.fleites@citrix.com